Exhibit 31.2

CERTIFICATION

I, Kevin T. Michaels, certify that:

1.	I have reviewed this Quarterly Report on Form 10-Q/A of Powerwave Technologies, Inc. (the “Registrant”); and

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: January 16, 2013	By:	/s/ KEVIN T. MICHAELS
Kevin T. Michaels Chief Financial Officer Powerwave Technologies, Inc.